Exhibit 32.1

WRITTEN STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Patterson Companies, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter L. Frechette
Peter L. Frechette
Chairman and Chief Executive Officer
December 9, 2004